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                                                                    EXHIBIT 99.5

                              GROVE WORLDWIDE LLC
                              GROVE CAPITAL, INC.

                            OFFER TO EXCHANGE THEIR
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2008,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993,
                      AS AMENDED, FOR ANY AND ALL OF THEIR
             OUTSTANDING 9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

To Our Clients:

    Enclosed for your consideration is a Prospectus dated             , 1998 (as
the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Grove Worldwide LLC, a Delaware limited liability company (the "Company" or "Grove"), and Grove Capital, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Grove Capital" and, together with the Company, the "Issuers") to exchange up to $225,000,000 in aggregate principal amount of their 9 1/4% Senior Subordinated Notes due 2008 (the "Exchange Notes") for up to $225,000,000 in aggregate principal amount of their outstanding 9 1/4% Senior Subordinated Notes due 2008 of the Issuers (the "Senior Subordinated Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

    The material is being forwarded to you as the beneficial owner of Senior Subordinated Notes carried by us for your account or benefit but not registered in your name. A tender of any Senior Subordinated Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Senior Subordinated Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Senior Subordinated Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Senior Subordinated Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Senior Subordinated Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Senior Subordinated Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED (THE
"EXPIRATION DATE"). Senior Subordinated Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

        Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Senior Subordinated Notes, of which $225,000,000 aggregate principal amount of the Senior Subordinated Notes was outstanding as of April 29, 1998. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Senior Subordinated Notes, except that the Exchange Notes (i) are not subject to certain restrictions on transfer applicable to the Senior Subordinated Notes and (ii) are not entitled to certain registration rights which are applicable to the Senior Subordinated Notes under a registration rights agreement (the "Registration Rights Agreement") among the Issuers, Grove U.S. LLC, Grove Finance LLC, Crane Acquisition Corp., Crane Holding Inc., National Crane Corporation and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. ("Chase Securities") and BancBoston Securities Inc. ("BancBoston Securities" and, together with DLJ and Chase Securities, the "Initial Purchasers").
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        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE
    EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
    New York City time, on             , 1998, unless extended.

        4. The Issuers have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

        5. Any transfer taxes incident to the transfer of Senior Subordinated Notes from the tendering Holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Senior Subordinated Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Senior Subordinated Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER SENIOR SUBORDINATED NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of the Issuers relating to the Senior Subordinated Notes, including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate principal amount of Senior Subordinated Notes indicated below (or, if no aggregate principal amount is indicated below, all Senior Subordinated Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

               Aggregate Principal Amount of Senior Subordinated
                             Notes to be exchanged
                           $________________________*

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

*I (we) understand that if I (we) sign these
instruction forms without indicating an       -------------------------------------------
aggregate principal amount of Senior
Subordinated Notes Signature(s) in the space  -------------------------------------------
above, all Senior Subordinated Notes held by  Signature(s)
you for my (our) account will be exchanged.   -------------------------------------------
                                              Capacity (full title), if signing in a
                                              fiduciary or representative capacity
                                              -------------------------------------------
                                              -------------------------------------------
                                              -------------------------------------------
                                              Name(s) and address, including zip code
                                              Date:
                                              ------------------------------------------
                                              -------------------------------------------
                                              Area Code and Telephone Number
                                              -------------------------------------------
                                              Taxpayer Identification or Social Security
                                              Number
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